Exhibit 99.1

Calidi Biotherapeutics Reports Second Quarter 2024 Operating and Financial Results

-	Launched Nova Cell subsidiary with $2 million investment from Dr. Ronald Rigor to advance Calidi’s Adult Adipose Allogeneic (AAA) stem cell innovative programs

-	Strengthened team with the appointment of Dr. George E. Peoples, MD, FACS, adjunct professor of Surgical Oncology at MD Anderson Cancer Center, to the company’s Board of Directors, and the addition of Mark Gilbert, MD, scientist emeritus at the National Institutes of Health (NIH), to its Medical Advisory Board

-	Received a new U.S. patent for the company’s novel SuperNova technology, positioning Calidi to advance its CLD-201 program into the clinic. The patent covers a unique cancer treatment combining stem cells and a smallpox vaccine, strengthening Calidi’s position in developing innovative therapies for advanced solid tumors

SAN DIEGO, August 13, 2024 —(Globe Newswire) — Calidi Biotherapeutics Inc. (NYSEAM: CLDI) (“Calidi”), a clinical-stage biotechnology company developing a new generation of targeted antitumor virotherapies, today reported its operating and financial results for the second quarter ended June 30, 2024, and reviewed recent business highlights.

“Calidi is making solid progress across our development programs while continuing to innovate and expand our industry-leading position in targeted antitumor virotherapies,” said Allan Camaisa, CEO and Chairman of the Board of Calidi Biotherapeutics. “In addition, we are proud to have received a new U.S. Patent for our SuperNova technology, further strengthening our IP position as we advance the CLD-201 program into the clinic.”

Second Quarter 2024 and Recent Corporate Developments

-	Announced a $2 million strategic investment in July 2024 by Dr. Ronald Rigor into its new subsidiary, Nova Cell, Inc. (“Nova Cell”), to advance Calidi’s Adult Adipose Allogeneic (AAA) stem cell innovative programs. Nova Cell was formed to be a technology service provider that develops innovative stem cell-based products using Calidi’s advanced cellular manufacturing process. Dr Rigor also invested an additional $1 million into Calidi to further its oncology pipeline of assets. In connection with Dr. Rigor’s investment, he was appointed as a member of Calidi’s Scientific and Medical Advisory Board.

-	Appointed George Peoples, MD, FACS, to the company’s Board of Directors, as a Class II director. Dr. Peoples serves as a Professor of Surgery at the Uniformed Services University of the Health Sciences (USUHS) and an adjunct Professor of Surgical Oncology at MD Anderson Cancer Center.

-	Appointed Mark Gilbert, MD, to the Calidi Medical Advisory Board. Dr. Gilbert most recently served as the Chief of the Neuro-Oncology Branch at NIH from 2014 to 2024. Under Dr. Gilbert’s leadership, his team of laboratory and clinical investigators conducted groundbreaking research that advanced science in the brain tumor field.

-	Received patent covering novel SuperNova technology platform. The patent covers a composition where cells are incubated with an oncolytic virus for a defined period allowing the expression of at least one immunomodulatory protein or recombinant therapeutic protein encoded by the virus, by virtue of association of the virus, with the carrier cell. Calidi has shown preclinically the potential of SuperNova to shield the viral payload from the immune system allowing for its delivery to tumor sites. The SuperNova platform is composed of adipose-derived mesenchymal stem cells loaded with oncolytic vaccinia virus.

-	Received $2.5 million gross proceeds during July and August 2024 pursuant to warrant exercises.

Second Quarter Financial Results

The company reported a net loss of $5.8 million, or $1.40 per share, for the three months ended June 30, 2024, compared to a net loss of $12.5 million, or $14.24 per share, for the same period in 2023.

Research and development expenses were $2.2 million for the three months ended June 30, 2024, compared to $3.2 million for the comparable period in 2023.

General and administrative expenses were $3.6 million for the three months ended June 30, 2024, compared to $3.4 million for the comparable period in 2023.

The company had approximately $0.8 million in cash and $0.2 million in restricted cash as of June 30, 2024, compared to $1.9 million in cash and $0.2 million in restricted cash as of December 31, 2023.

About Calidi Biotherapeutics

Calidi Biotherapeutics (NYSE American: CLDI) is a clinical-stage immuno-oncology company with proprietary technology designed to arm the immune system to fight cancer. Calidi’s novel stem cell-based platforms are utilizing potent allogeneic stem cells capable of carrying payloads of oncolytic viruses for use in multiple oncology indications, including high-grade gliomas and solid tumors. Calidi’s clinical stage off-the-shelf, universal cell-based delivery platforms are designed to protect, amplify, and potentiate oncolytic viruses leading to enhanced efficacy and improved patient safety. Calidi’s preclinical off-the-shelf enveloped virotherapies are designed to target disseminated solid tumors. This dual approach can potentially treat, or even prevent, metastatic disease. Calidi Biotherapeutics is headquartered in San Diego, California. For more information, please visit www.calidibio.com.

Forward-Looking Statements

This press release may contain forward-looking statements for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Terms such as “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “towards,” “would” as well as similar terms, are forward-looking in nature, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements concerning upcoming key milestones (including the reporting of interim clinical results and the dosing of patients), planned clinical trials, and statements relating to the safety and efficacy of Calidi’s therapeutic candidates in development. Any forward-looking statements contained in this discussion are based on Calidi’s current expectations and beliefs concerning future developments and their potential effects and are subject to multiple risks and uncertainties that could cause actual results to differ materially and adversely from those set forth or implied in such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that Calidi is not able to raise sufficient capital to support its current and anticipated clinical trials, the risk that early results of clinical trials do not necessarily predict final results and that one or more of the clinical outcomes may materially change following more comprehensive review of the data, and as more patient data becomes available, the risk that Calidi may not receive FDA approval for some or all of its therapeutic candidates. Other risks and uncertainties are set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Registration Statements filed with the SEC on Form S-4 filed on August 2, 2023, on Form S-1 filed on October 6, 2023, on Form S-1 filed on January 29, 2024, as amended on February 7, 2024, on Form 10-K filed on March 15, 2024, and Final Prospectus filed on April 17, 2024.

For Investors and Media:

Stephen Thesing

IR@Calidibio.com

CALIDI BIOTHERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands except for par value data)

	June 30, 2024	December 31, 2023
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$836	$1,949
Prepaid expenses and other current assets	789	2,354
Total current assets	1,625	4,303
NONCURRENT ASSETS
Machinery and equipment, net	1,061	1,270
Operating lease right-of-use assets, net	3,518	4,073
Other noncurrent assets	227	373
TOTAL ASSETS	$6,431	$10,019
LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$4,460	$2,796
Related party accounts payable	87	81
Accrued expenses and other current liabilities	3,236	4,896
Related party accrued expenses and other current liabilities	504	536
Term notes payable, net of discount, including accrued interest	233	529
Related party term notes payable, net of discount, including accrued interest	2,539	278
Related party bridge loan payable, including accrued interest	211	—
Related party other current liability	597	—
Finance lease liability, current	68	81
Operating lease right-of-use liability, current	1,117	1,035
Total current liabilities	13,052	10,232
NONCURRENT LIABILITIES
Operating lease right-of-use liability, noncurrent	2,461	3,037
Finance lease liability, noncurrent	180	216
Convertible notes payable, including accrued interest	1,925	—
Warrant liability	524	623
Related party warrant liability	41	48
Related party term notes payable, net of discount, including accrued interest	—	2,060
Other noncurrent liabilities	—	1,500
Related party other noncurrent liabilities	—	538
TOTAL LIABILITIES	18,183	18,254
STOCKHOLDERS’ DEFICIT	(11,752)	(8,235)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$6,431	$10,019

CALIDI BIOTHERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended June 30,
	2024	2023
	(Unaudited)
OPERATING EXPENSES
Research and development	$(2,167)	$(3,177)
General and administrative	(3,605)	(3,360)
Total operating expense	(5,772)	(6,537)
Loss from operations	(5,772)	(6,537)
OTHER INCOME (EXPENSES), NET
Interest expense	(108)	(98)
Interest expense – related party	(165)	(208)
Change in fair value of debt, other liabilities, and derivatives	86	(1,074)
Change in fair value of debt, other liabilities, and derivatives – related party	9	(2,773)
Series B convertible preferred stock financing costs – related party	—	(2,680)
Grant income	181	889
Other income (expense), net	10	(16)
Total other income (expenses), net	13	(5,960)
LOSS BEFORE INCOME TAXES	(5,759)	(12,497)
Income tax provision	(8)	(4)
NET LOSS	$(5,767)	$(12,501)
Deemed dividend on warrants	(1,671)	—
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(7,438)	$(12,501)
Net loss per share; basic and diluted	$(1.40)	$(14.24)
Weighted average common shares outstanding; basic and diluted	5,328	878